                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily
    Redeemable Preferred Securities of Subsidiary Trusts - Consolidated Basis
 for the three months ended June 30, 1998 and the year ended December 31, 1997
                              (Dollars in millions)
                                                                          Six months
                                                                             ended                 Year ended
                                                                            June 30,              December 31,
                                                                              1998                     1997
                                                                              ----                     ----
Pretax income from operations:
    Net income (loss)                                                        $(67.5)                 $  866.4
    Add income tax expense                                                    117.9                     560.1
    Add extraordinary charge on extinguishment of debt                         30.3                       6.9
    Add minority interest                                                      38.2                      52.3
                                                                             ------                  --------

              Pretax income from operations                                   118.9                   1,485.7
                                                                             ------                  --------
Add fixed charges:
    Interest expense on annuities and financial products                      370.6                     697.1
    Interest expense on corporate debt, including amortization                 75.3                     109.4
    Interest expense on consumer and commercial finance debt                  102.9                     160.9
    Interest expense on investment borrowings                                  37.1                      42.0
    Other                                                                        .3                        .7
    Portion of rental(1)                                                        7.6                      13.7
                                                                             ------                  --------

              Fixed charges                                                   593.8                   1,023.8
                                                                             ------                  --------
              Adjusted earnings                                              $712.7                  $2,509.5
                                                                             ======                  ========

              Ratio of earnings to fixed charges                              1.20X                     2.45X
                                                                              =====                    ======
              Ratio of earnings to fixed charges, excluding
                  interest on annuities and financial products
                  and interest expense on debt related to finance
                  receivables and other investments                           2.43X                    13.00X
                                                                              =====                    ======
              Ratio of earnings (excluding nonrecurring charge related
                  to Green Tree of $688.0 million) to fixed charges           2.36X                     2.45X
                                                                              =====                    ======
              Ratio of earnings (excluding nonrecurring charge related
                  to Green Tree of $688.0 million) to fixed charges,
                  excluding interest on annuities and financial
                  products and interest expense of debt related to
                  finance receivables and other investments                  10.70X                    13.00X
                                                                             ======                    ======
    Fixed charges                                                            $593.8                  $1,023.8
    Add dividends on preferred stock, including dividends
       on preferred stock of subsidiaries (divided by the rate
       of income  before minority interest and extraordinary
       charge to pretax income)                                                 6.8                      40.4
    Add distributions on Company-obligated mandatorily
       redeemable preferred securities of subsidiary trusts                    58.4                      75.4
                                                                             ------                  --------

          Fixed charges                                                      $659.0                  $1,139.6
                                                                             ======                  ========
          Adjusted earnings                                                  $712.7                  $2,509.5
                                                                             ======                  ========

              Ratio of earnings to fixed charges, preferred dividends
                and distributions on Company-obligated mandatorily
                redeemable preferred securities of subsidiary trusts          1.08X                     2.20X
                                                                              =====                     =====
              Ratio of earnings to fixed charges, preferred dividends
                and distributions on Company-obligated mandatorily
                redeemable preferred securities of subsidiary trusts,
                excluding interest on annuities and financial products
                and interest expense on debt related to finance
                receivables and other investments                             1.36X                     6.72X
                                                                              ======                    =====
              Ratio of earnings (excluding nonrecurring charge related
                to Green Tree of $688.0 million) to fixed charges,
                preferred dividends and distributions on Company-
                obligated mandatorily redeemable preferred securities of
                subsidiary trusts                                             2.13X                     2.20X
                                                                              =====                     =====

              Ratio of earnings (excluding nonrecurring charge related to
                Green Tree of $688.0 million) to fixed charges, preferred
                dividends and distributions on Company-obligated
                mandatorily redeemable preferred securities of subsidiary
                trusts, excluding interest on annuities and financial
                products and interest expense on debt related to finance
                receivables and other investments                             6.00X                     6.72X
                                                                              =====                     =====

    (1)   Interest portion of rental is assumed to be 33 percent.

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